Exhibit 10.8

                         SOFTWARE DEVELOPMENT AGREEMENT

     THIS SOFTWARE DEVELOPMENT AGREEMENT (the "Agreement") is made effective September 1, 2004, (the "Effective Date") by and between MONEY CENTERS OF AMERICA, INC., ("MCA") a corporation with a business address of 700 South Henderson Road, King of Prussia, PA 19406 (hereinafter "Client") and INTUICODE, LLC, a Florida limited liability company, with a business address at 301 Yamato Road, Boca Raton, FL 33431 (hereinafter "Provider").

                                    RECITALS:

     WHEREAS, Client seeks to develop, license and operate software including custom applications, websites, server access and data storage (the "Software", as more fully defined below), and obtain related technical support, maintenance services and technical training for employees; and

     WHEREAS, Provider is a full service interactive services provider offering various services, including but not limited to customized computer software applications, including server access and data storage, software development services, technical support; and training services;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Provider and Client, with the intent to be legally bound, agree as follows:

     1. Purpose. Provider shall develop and deliver to Client Software that shall (i) operate and (ii) support an MCA-designed, secure MCA Web Site (the "MCA Web Site") for use in connection with Client's business of providing cash access services to the gaming industry (the "Business"). Provider shall also provide MCA with (iii) ancillary technical support, maintenance and employee training for term of this Agreement (hereinafter (i), (ii) and (iii) are collectively referred to as "Services"). All Services shall be performed as set forth in this Agreement and its Exhibits, as they may be amended.

     2. Appointment.

     2.1. Work. Client employs and retains Provider to develop the Software and to perform the Services (the Software and MCA Web Site, along with all related documentation, and Services shall be collectively referred to as "Work") described in Exhibit "A" ("Exhibit A") and any modifications thereto (Exhibit A and any modifications hereto shall be identified as "Statements of Work"). Provider accepts such engagement and agrees to use its best efforts to undertake and complete the Work on a timely basis in accordance with this Agreement, Exhibits, and any supplemental terms and conditions.

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     2.2.  Standards.  Provider  shall  ensure that all Services are provided by personnel skilled in the development of computer software applications and systems, and in computer technical support, maintenance and training services, as required. Provider shall coordinate the initiation of Services with Verio or some other third party Internet Services Provider acceptable to Client. Provider shall make its personnel available for meetings with Client as reasonably requested by Client. Provider shall perform its obligations (and cause its personnel to perform Services) under this Agreement and all Statements of Work in a professional and workmanlike manner and in accordance with the usual and customary standards of accuracy, proficiency and care for software professionals

     2.3. Performance. Subject to the terms of this Agreement, Provider shall determine the method, details, and means of performing the Work to be performed hereunder, subject to the approval of Client. With the permission of Client, Provider may engage subcontractors to perform any of the Work hereunder, including web hosting; provided that any person so engaged shall be subject to provisions of this Agreement.

     3. Software and MCA Web Site.

     3.1. Specifications and Acceptance Tests. Upon the execution of this Agreement, and from time to time thereafter following any Change Order that relates to a new project, Provider shall, in consultation with Client, prepare specifications for the related Work, which shall include a design for programming and interactive feature requirements and the placement of content or other materials to be incorporated into the Software or the MCA Websites (the "Specifications"). Once Provider has designed the Specifications, they will be delivered to Client together with proposed acceptance tests. Upon receipt of the Specifications and acceptance tests, Client will either approve or disapprove of the Specifications and acceptance tests. Such approval will be at the sole discretion of Client. If Client does not approve the Specifications and/or acceptance tests, Provider shall revise the Specifications and/or acceptance tests as directed by Client. Upon final approval of the Specifications and acceptance tests, the Parties shall thereafter mutually proceed with the development and implementation of the related Work according to the Specifications.

     3.2. Development. Upon the execution of this Agreement, Provider shall commence work upon and diligently proceed with the development of Work in conformity with the Specifications and performance standards set forth in Statements of Work attached to this Agreement. "Software" shall include computer programming, formatting code or operating instructions either previously developed by Provider or developed pursuant to this Agreement and used to create any portion of the MCA Web Site, incorporated into the MCA Web Site, or used to operate the MCA Web Site or a Web Server in connection with the MCA Web Site (such as, for example, HTML, Perl, C, C++, Java, Java Script, Linux, PHP, Visual Basic Script and VRMI code). Software includes, but is not limited to, any files necessary to make forms, buttons, check-boxes, and similar functions and underlying technology or components, such as animation templates, interface programs which link multimedia and ether programs, customized graphics, manipulation engines, and menu utilities, whether in database form or dynamically driven. Software also includes all technical documentation required for modification and/or maintenance of the Software and all operator and user documentation. "MCA Web Site'' means the MCA Web Site for the public Internet or for corporate intranets or extranets to be developed by Provider for Client.

     3.3. Budget and Timetable. Provider shall commit and utilize sufficient resources to complete development of the Work within the timetable set forth herein. Provider shall use its best efforts to complete each element of the Work by the delivery date set forth in the Statements of Work (a "Delivery Date"). Provider shall provide Client with detailed information regarding the status of the Work and estimated completion dates on a regular basis (no less frequently than bi-monthly) and upon Client's request

     3.4. Change Orders. If at any time during the term of this Agreement either party should desire to recommend an addition, modification or change to the Software or the MCA Web Site, or to add additional projects to the terms of this Agreement, the parties shall agree in writing as to the modifications to be made and timetable for same (each, a "Change Order"). Notwithstanding the foregoing, Provider agrees that Client shall have final authority to accept or reject any proposed addition, modification or change made by Provider, and to direct reasonable additions, modifications or changes to the Software and/or the MCA Web Site. Any Change Order shall amend and become part of the Specifications or Statements of Work, as applicable.

     3.5. Acceptance and Delivery.

          3.5.1 Upon completion of each discrete element of the Software (a "Deliverable"), or earlier at Client's request, Provider shall deliver to Client such Deliverable in machine-readable form of the executable code, appropriate for acceptance testing.

          3.5.2 Upon receipt of a Deliverable, Client shall perform acceptance tests to determine whether (i) the Software and (ii) the MCA Web Site design, programming and other Web management features conform to the Specifications. Client may (i) accept a Deliverable as delivered ("Acceptance") or (ii) reject a Deliverable by reason of a reproducible error, problem, or defect resulting from: an incorrect functioning of the Software that affects the functionality of the MCA Web Site in any material respect; any failure of the Work delivered to Client hereunder to meet the Specifications, or any other failure by such Deliverable to meet the agreed-upon acceptance test or otherwise substantially conform to the Specifications current at the time of delivery. Client shall notify Provider of such rejection promptly in writing and shall provide all available information in reasonable detail to enable Provider to correct such non-conformity.

          3.5.3 Upon notification of rejection as specified in paragraph (a) above, Provider shall correct the non-conformity within twenty (20) days without additional charge to Client and resubmit the Deliverable, in which case the procedure for the review and Acceptance of such Deliverable (as set forth in paragraph (a) above) shall be repeated until such Deliverable is Accepted.

          3.5.4 Upon Acceptance of each Deliverable, or earlier at Client's request, Provider shall deliver to Client one complete copy in machine-readable form of the final source code, object code, executable code and all associated documentation for such Deliverable, one complete copy of the foregoing in printed form and complete written instructions for compiling and linking the source code into executable forms, and all related documentation.

          3.5.5 Within ten (10) business days after Client's acceptance of the Final Deliverable, Provider will deliver all Work to Client. "Final Deliverable" means the final version of the Software and MCA Web Site, with source and object code and technical and operational documentation, "delivered" (available for regular use) to Client subsequent to (i) Provider's final testing and quality assurance procedures and (ii) Client's successful acceptance testing.

     3.6. Third Party Software. Certain commercially available software will be used in the development of or to display or run the MCA Web Site (such as a standard authoring program or platform or off-the-web software), which is owned by a company or individual other than Provider, and is generally available to the public, including Client, under published licensing terms ("Third Party Software"). Provider shall assist Client in selecting and acquiring Third Party Software and shall, as part of the Services, adapt and integrate such Third Party Software into the Deliverables. In the event that Provider acquires any Third Party Software on behalf of Client, Provider shall acquire all rights necessary for use of such Third Party Software in the Software, shall assign such rights to Client and shall take such steps as are reasonably necessary to preserve any warranty rights with respect thereto. Provider shall provide Client with copies of all relevant license and warranty documents. Upon the release of any updates, new releases or new versions of any Third Party Software, Provider shall assist Client in integration of such update, new release or new version into the Software. Provider will be responsible for payment for, and entering into appropriate licensing agreements concerning Thirty Party Software required for the development of the MCA Web Site. Unless otherwise specified in the Statement of Work, Client will be responsible for payment for, and entering into appropriate license agreements concerning use of Third Party Software required to run and display the MCA Web Site.

     4. Services.

     4.1. Specifications and Launch. Upon execution of this Agreement, Provider shall work with Client to devise the Specifications as provided above and design and implement a network configuration, in accordance with Client's requirements as set forth in Exhibit "A" (as it may be amended). Provider shall also install and troubleshoot the Software, and configure the MCA Web Site in accordance with the Specifications. Provider shall provide ongoing technical support and other web and server maintenance services throughout the process of the development of the Work until the date of acceptance of the Final Deliverable.

     4.2. MCA System Expenses. Client shall lease or purchase all necessary computer equipment and peripherals, electronic access and related equipment and supplies required to operate the Business in accordance with the Specifications with assistance from Provider.

     4.3. Technical Support Services. Beginning on the date of the acceptance of the Final Deliverable by Client, Provider shall continue to provide technical and software support and maintenance service terms. Such Provider Services shall include troubleshooting the Software and MCA Web Site, conveying advice, training Client staff in the operation and maintenance of the MCA Web Site, and working to ensure that Client's MCA Web Site is fully operational and secure at all times (the "Services"). In addition, Provider shall provide training to Client personnel in the operation of the Software and the MCA Web Site, including training such personnel to provide subsequent training to Client customer personnel in the use of the Software and MCA Web Site, as reasonably requested by Client.

     4.4.  Place of  Service  Performance.  All  Services  provided  under  this
Agreement shall be provided on a remote basis, unless Client, in its sole discretion, requires Provider to deliver Services at Client's facility in King of Prussia, Pennsylvania at Client's cost.

     5. Compensation.

     5.1. Payments. As compensation for the Software, Website and Services delivered by Provider hereunder, Client hereby agrees to pay Provider the sum of Thirty Five Thousand Dollars ($35,000) per month for the Term of this Agreement. Payments shall be made on or before the 15th of each month in arrears; provided that the last installment during the initial term of this Agreement shall not be due until Client has accepted the Final Deliverable.

     5.2. Advances. In the event either party advances the other any costs, fees or expenses, such sums shall be billed monthly and repaid within thirty (30) days after receipt by payee of a detailed invoice or upon such other terms as mutually agreed to by the parties.

     6. Term and Termination.

     6.1. Term. This Agreement shall be effective when signed by both parties and thereafter shall remain in effect for a period of one (1) year unless sooner terminated or later extended pursuant to the provisions of this Section 6. In the event the work, timetable and/or cost are adjusted, all amendments reflecting these changes shall be mutually ratified in writing; the term shall then be modified to account for any accepted changes to this Agreement.

     6.2. Termination for Cause. In the event that either party hereto materially defaults in the performance of any of its duties or obligations under this Agreement (except for a default pursuant to Section 6.3) and does not substantially cure such default, or commence a cure, within thirty (30) days after being given written notice specifying the default, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of termination.

     6.3. Termination for Non-Payment. In the event that Client defaults in the payment when due of any amount due to Provider hereunder and does not cure such default within thirty (30) days of the date of the invoice, then Provider may, by giving written notice thereof to Client, terminate this Agreement and all work as of a date specified in such notice of termination.

     6.4. Termination for Insolvency. In the event that either party hereto becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party hereto may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

     6.5. Termination on Change in Control. In the event that Client or its parent holding company enters into a transaction which will result in either (i) the sale of all or substantially all of Client's assets, or (ii) the ownership of more than 50% of the voting capital stock of Client or its parent holding company by persons who do not hold more than 50% the such voting capital stock of Client's parent holding company as of the date hereof, then Client may terminate this Agreement at any time thereafter on thirty (30) days' written notice to Provider.

     6.6. Effect of Termination. Upon termination of this Agreement by Provider, or by Client under Section 6.5, Client shall be obligated to pay Provider for all services satisfactorily rendered, as determined by the Client, pursuant to this Agreement and any outstanding Statements of Work through the effective date of such termination. In the event Client terminates this Agreement under Section 6.2, Client shall have no further payment obligations hereunder, and Provider shall promptly deliver to Client those materials described in Sections 3.5.4 and
3.5.5. Client shall have all other remedies available to it at law or in equity, all of which shall be cumulative and may be exercised singly or in concert and in such order as Client may elect.

     6.7. Survival. Termination of this Agreement by either party pursuant to the provisions of this Section 6 shall terminate each party's obligations under this Agreement except for the provisions of Sections 7, 8, 10 and 12 through 15, all of which shall survive termination of this Agreement.

     7. Confidentiality.

     7.1. Disclosure. During the course of performance of this Agreement, each party may disclose to the other certain confidential information as defined in this Section 7. Each party shall hold the other party's Confidential Information in confidence and shall use its best efforts to protect it. Each party shall not disclose the other party's Confidential Information to any third party, and shall use it for the sole purpose of performing under this Agreement. At the conclusion of this Agreement, each party shall either return the other party's Confidential Information in its possession (including all copies) or shall, at the disclosing party's direction, destroy the other party's Confidential Information (including all copies) and certify its destruction to the disclosing party.

     7.2. Definition. "Confidential Information" means any information provided by either party or prepared by either party (either oral, written or digital) upon reviews of such information, technical data, or know-how provided to either party by the other (including any director, officer, employee, agent, or representative of the other) or obtained by either party from the other
(including any director, officer, employee, agent, or representative of the other) including but not limited to, that which relates to research, Software plans, products, services, customers, customer information including e-mail addresses, financial information, and authentications, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration, information, marketing or finances of the disclosing party.

     7.3. Exclusions. The term "Confidential Information" shall not include any information which: (a) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party, (b) the receiving party, through demonstrable evidence, can demonstrate knowledge prior to disclosure or receipt after disclosure through a third party having no right or obligation of confidentiality by privity or otherwise to the disclosing party or (c) is independently developed by the receiving party without reference to the disclosing party's Confidential Information.

     7.4. Required Disclosure. Either party may also disclose the other party's Confidential Information upon the order of any competent court or government agency; provided that prior to disclosure the receiving party shall inform the other party of such order.

     7.5. Injunctive Relief. Each party agrees that its obligations provided in this Section 7 are necessary and reasonable in order to protect the disclosing party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.

     8. Ownership of Work.

     8.1. Ownership. Client shall own all worldwide right, title and interest in and to the work product delivered hereunder, specifically including any patent, copyright, trademark, trade secret or any other intellectual property right, including, without limitation, the exclusive right to collect, copy, reproduce, make, use, sell, market and distribute the Software, MCA Web Site and information resulting there from for itself and others. Client shall own all right, title and interest in and to the Software and in other Deliverables (excluding Third Party Software constituting a part thereof), and Provider acknowledges and agrees that the Software and other Deliverables shall be considered "work[s] made for hire" under the U.S. Copyright Act, 17 U.S.C. 101 et seq., and any right, title and interest therein, including without limitation all copyrights, patent rights, trade secrets, trademarks and other proprietary rights thereto, will belong solely to Client. To the extent that any Deliverable is not considered a "work made for hire", Provider hereby assigns and transfers to Client all of Provider's right, title and interest therein.

          8.1.1 Provider represents and warrants that it has sufficient right, title, interest or permission in and to content and materials incorporated in the Software or any Deliverable for Client to make use of the Software as is contemplated by this Agreement. Provider further represents and warrants that the Software and all Deliverables as delivered will not infringe any copyrights, patents, trade secrets, trademarks, service marks, rights of privacy or publicity of any third party, nor will they to Provider's knowledge defame or libel any person or entity. Provider further represents and warrants that the Software will be of original development by Provider, will be developed expressly for fulfillment of this Agreement, will not violate any copyrights, patents, trade secrets or proprietary rights of any person and that pursuant to Section 8.1 hereof Client shall have all right, title and interest therein free and clear of any claims of Provider or any third parties. Provider hereby agrees to defend, indemnify, and hold harmless Client, its principals, agents, officers, directors and employees from and against any and all claims arising from or related to Provider's breach of any of the foregoing representations and warranties. The foregoing indemnity obligation is conditioned upon (i) prompt written notice by Client to Provider of any such claim of which Client becomes aware, (ii) Provider's complete control of the defense of any such claim, and (iii) Client's reasonable cooperation with Provider, at Provider's expense, in defending against such claim.

     8.2. Limited License. Client hereby grants to Provider a perpetual, royalty-free non-exclusive license to use separate elements of the Software in development of websites for other clients and to sublicense those elements of the Software to such clients for the limited purpose of operating such websites; provided that (i) Provider shall not have the right to use multiple elements of the Software in developing any website or group of related websites if the result would be to substantially replicate material aspects of the Software,
(ii) Provider shall not have the right to use elements of the Software to develop any website or group of related websites that could reasonably be anticipated to compete with websites utilizing the Software, and (iii) Provider shall not use any elements of the Software in developing any website without obtaining Client's prior determination that no such potential for competition exists.

     8.3. Obligations of Employees, Agents and Representatives.  Notwithstanding
Section 8 herein, Provider agrees that its employees, and any agents and subcontractors who are hired or retained by it (provided Client agrees in writing in advance of such engagement), to perform any work shall have executed agreements acceptable to Client, whereby they agree to hold in confidence all Confidential Information to which they have access during their duties as employees, agents, or subcontractors of Provider and to assign to Client any and all rights of whatever kind or type (i.e. patent, copyright and trade secret) they may now have or may acquire arising or resulting from the Work performed hereunder.

     8.4. Third Party Software. Provider represents and warrants to Client that there are no restrictions or royalty terms applicable to Provider for a license to use Third Party Software in performing the Work hereunder, developing or using the Software or the MCA Web Site or in preparing modifications to the Software or the MCA Web Site to the extent permitted hereunder.

     9. Source of Certain Materials.

     9.1. MCA Marks and Materials. MCA will provide a copy to Provider of all its wholly owned Marks and related materials (the "MCA Materials"). "Marks" mean the domain name, trade and service marks used on or in connection with or associated with the MCA Web Site, MCA products and services and owned or licensed by MCA.

     10. Provider's Representations and Warranties.

     10.1. Authority. Provider represents and warrants that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     10.2. Execution. This Agreement has been duly and validly executed and delivered by Provider and constitutes the valid and binding agreement of Provider, enforceable against Provider in accordance with its terms. Provider warrants that there is no outstanding contract, commitment, or agreement to which Provider is a party or any legal impediment of any kind prohibiting, limiting, restricting or impairing Client's right hereunder.

     10.3. Conduct. Provider warrants that it has all rights, titles and licenses to perform its obligations set forth in this Agreement and that the services to be performed hereunder will be provided in a professional manner by qualified personnel and in conformity to the Specifications set forth in this Agreement and any Statements of Work.

     10.4. Conformance. The Final Deliverable accepted by Client will materially comply with all of the Specifications and any modifications thereto. Provider is and will be the sole author of any and all Work delivered to Client hereunder, with the exception of any Third Party Software described in the Statements of Work as being used in preparing any Work. The Final Deliverable will properly function from the date of receipt of Final Deliverable for at least one (1) year thereafter (the "Warranty Period"), with properly configured Web Browsers and with MailServ, ListServ, GopherServ, FTP Servers, and Telenet.

     11. Client's Representations and Warranties. Client represents and warrants to Provider that:

          11.1. Authority. Client represents and warrants that Client has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          11.2. Execution. This Agreement has been duly and validly executed and delivered by Client and constitutes the valid and binding agreement of Client, enforceable against Client in accordance with its terms.

     12. Infringement.

     12.1. Indemnity. Provider shall indemnify Client from and against any liability, cost, loss, or expense arising out of or based on any claim, demand, or action alleging that the Software or the MCA Web Site as furnished under this Agreement infringes any third-party rights in copyright or the trade secret in the United States.

     12.2. Remedies. In the event that the Software or the MCA Web Site may be held to infringe a third-party proprietary right, and that the use of the Software or MCA Web Site is enjoined, Provider shall, at its sole option and expense (1) procure for Client the right to continue using the Software or MCA Web Site or portion thereof; or (2) replace the same with non-infringing software or equivalent functions and efficiency.

     12.3. Survival. The provisions of this Section 12 shall survive the termination of this Agreement.

     13. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and deemed given and effective upon delivery if sent by personal delivery or by facsimile transmission or five (5) days after posting if sent by certified United States mail, return receipt requested, with postage pre-paid and addressed to address herein or any effective legal address of the party.

     14. Limitations of Liability. EXCEPT FOR SECTIONS 8.1.1 AND 12, IN NO EVENT SHALL PROVIDER BE LIABLE TO CLIENT FOR LOSS OF PROFITS OR FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY BREACH OF THIS AGREEMENT, REGARDLESS OF WHETHER THE POSSIBILITY OF SUCH DAMAGES HAS BEEN COMMUNICATED TO PROVIDER AND REGARDLESS OF WHETHER PROVIDER HAS OR GAINS KNOWLEDGE OF THE EXISTENCE OF SUCH DAMAGES, PROVIDER SHALL HAVE NO OBLIGATION OR LIABILITY, AND CLIENT SHALL HOLD PROVIDER HARMLESS OF AND FROM ANY CLAIM BASED UPON CLIENT'S USE OF THE SOFTWARE.

     15. Miscellaneous.

     15.1. Assignment. This Agreement may not be assigned by either party to any other person(s), firm(s), or corporation(s) without the prior express written approval of the other party, provided however, Client shall be permitted to assign this Agreement to an affiliate or to a third party in the event of a merger, acquisition or change in control of Client.

     15.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.

     15.3. Entire Agreement. No representations or statements of any kind made by either party that are not expressly stated herein or in any written amendment hereto shall be binding on such party. The parties agree this Agreement, its Exhibits, and all Statements of Work and written modifications thereto, and shall constitute the complete and exclusive statement of the agreement between them, and shall supersede all prior or contemporaneous proposals, oral or written, and all other communications between them relating to the subject matter hereof.

     15.4. Force Majeure. Neither party shall be liable to the other for any act of God, delay or failure to perform any of the services set forth in any Statements of Work or obligations set forth in this Agreement due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of such delay.

     15.5. Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflicts of law principles. Any and all disputes between the parties that cannot be settled by mutual agreement shall be resolved solely and exclusively in the local and federal courts located within the Commonwealth of Pennsylvania and Client and Provider hereby consent to the jurisdiction of such courts and irrevocably waives any objections thereto, including without limitation, on the basis of improper venue or forum non conveniens.

     15.6. Indemnification. Notwithstanding Section 13.1 herein, each party shall indemnify and hold the other party and its affiliates, officers, directors, employees, agents and representatives harmless from and against all damages, losses, costs, expenses, and liabilities arising as a direct result of its breach of this Agreement including, reasonable attorneys fees and related expenses.

     15.7. No Implied Waiver. No term, provision or clause of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in Writing and executed by a duly authorized representative of each party. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

     15.8. Independent Contractor. Nothing in this Agreement shall be construed to make the parties partners, joint venturers, representatives or agents of each other, nor shall either party so represent to any third person. The parties hereunder are acting in performance of this Agreement as independent contractors engaged in the operation of their own respective businesses. A party's employees, agents or representatives are not employees or agents of the other party and are not entitled to any of the other party's benefits. Neither party shall be responsible for payment of the other party's workers' compensation, disability benefits or unemployment insurance, nor shall it be responsible for withholding or paying employment related taxes for the other party or its employees.

     15.9. Residual Knowledge. Nothing herein shall be construed to prevent or in any way limit Provider from using general knowledge, skill, and expertise acquired in the performance of this Agreement in any current or subsequent endeavors. Client shall have no interest in such endeavors.

     15.10. Severability. If any of the provisions of this Agreement is or becomes illegal, unenforceable, or invalid (in whole or in part for any reason), the remainder of this Agreement shall remain in full force and effect without being impaired or invalidated in any way.

     15.11. Third-Party Beneficiaries. Nothing in this Agreement is intended to, or shall create any third-party beneficiaries, whether intended or incidental, and neither party shall make any representations to the contrary.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

INTUICODE, LLC                                       MONEY CENTERS OF
("Provider")                                         AMERICA, INC.   ("Client")



By:  /s/ Jeremy Stein                     By: /s/ Christopher M. Wolfington
     -------------------------                ----------------------------------
         Jeremy Stein, Manager                    Christopher M. Wolfington, CEO

                                    EXHIBIT A


Corporate Web Site(s) - Re-design / Maintenance
Description: Updates of www.moneycenters.com  site pages from time to time.

-------- ------------------------------------------------- ------------------------------------------------------
No.      Business Requirement - System Capability          Requirement Specification
-------- ------------------------------------------------- ------------------------------------------------------
1        Update Press Releases                             Update site with new press release when required
-------- ------------------------------------------------- ------------------------------------------------------
2        Update Product Pages                              Update product pages when new products or
                                                           modifications to the company product line
-------- ------------------------------------------------- ------------------------------------------------------
3        Update Company Information                        Update company address, phone, locations and other
                                                           contact information
-------- ------------------------------------------------- ------------------------------------------------------
4        Maintain site relevancy                           Update site for up to date news and reflection of
                                                           current business
-------- ------------------------------------------------- ------------------------------------------------------
5        Admin/reporting                                   Ensure that all reports work in an efficient and
                                                           useful manner.  Update according to corporate
                                                           business rules and requirements.
-------- ------------------------------------------------- ------------------------------------------------------


Questions, Comments, Concerns

o Other site features may also require updating and will be handled on a case by case basis.
o Menu changes or design changes will be agreed upon and defined with a separate scope and requirements document.


Estimated Project Time

o        On going process

MCASupport Web Site Re-design
Description: The current MCA support web site (www.mcasupport.com) has had inconsistence results and is not producing all of the required reports. Re-design and development of the site is required to utilize the collected data in a more efficient manner.

-------- ------------------------------------------------- ------------------------------------------------------
No.      Business Requirement - System Capability          Requirement Specification
-------- ------------------------------------------------- ------------------------------------------------------
1        Re-design menu system                             Provide a user friendly, simple to understand GUI
                                                           with user security
-------- ------------------------------------------------- ------------------------------------------------------
2        Re-design reporting database functionality        Remove OLAP requirement and reduce size of analysis
                                                           database
-------- ------------------------------------------------- ------------------------------------------------------
3        Re-design reporting pages                         Use straight forward ASP/HTML web techniques to
                                                           allow for easier maintenance and portability
-------- ------------------------------------------------- ------------------------------------------------------
4        Remove web DLL components requirement             Remove as a required component
-------- ------------------------------------------------- ------------------------------------------------------


Questions, Comments, Concerns
o        A requirements document on desired reports should be defined
o        Implementation of Postilion will determine design considerations


Estimated Project Time
o        On going process

Postilion - Systems Administration
Description: 24/7 support for Postilion "managed systems" re-sales will require additional system administrators and may impact retainer fee.


-------- ------------------------------------------------- ------------------------------------------------------
No.      Business Requirement - System Capability          Requirement Specification
-------- ------------------------------------------------- ------------------------------------------------------
1        Server Administrator                              Ensure 24/7 uptime without service interruption
-------- ------------------------------------------------- ------------------------------------------------------
2        DBA                                               Ensure reliability, scalability, and database
                                                           efficiency
-------- ------------------------------------------------- ------------------------------------------------------
3        Help Desk                                         800 number for customer support
-------- ------------------------------------------------- ------------------------------------------------------
4        Certified Service Engineers                       Accomplish certification process via Mosaic Software
-------- ------------------------------------------------- ------------------------------------------------------


Questions, Comments, Concerns
o When first rolled out and utilized for internal purposes, no additional resources required.
o Becomes a man power resource issue if we are successful on re-selling the Postilion concept.
o Need to determine policy and procedures for reselling and deployment of system
o Implementation of Postilion will address current reporting and redundancy issues
o Re-write of field applications (cashier, kiosk, swipe and go) will be required in order to implement new TCP/IP protocol within Postilion
o Timeline will be affected once we have entered into an agreement and can determine the impace on development


Estimated Project Time and Cost
o        4-6 month implementation and certification of base system
o        On going process with administration and client support

Engineering Development - Cashier/Teller Financial Services Management System
Description: Development of a Client/Server application to administer the day to day functions associated with the operations of MCA's Cashier/Teller software. The current system in use is Cashwise. The system will be developed by analyzing the features of Cashwise and removing features not necessary for normal operations from the scope. In addition, the new MCA Cashier system will be seamlessly integrated with other MCA product lines such as Mobile Hostess, Swipe `n GO and MCA Kiosk.


-------- ------------------------------------------------- ------------------------------------------------------
No.      Business Requirement - System Capability          Requirement Specification
-------- ------------------------------------------------- ------------------------------------------------------
1        Define requirements                               Define the requirements to build system.
-------- ------------------------------------------------- ------------------------------------------------------
2        Set up proof of concept                           Setup PC Software implementation of system for proof
                                                           of concept.
-------- ------------------------------------------------- ------------------------------------------------------
3        Testing procedures                                Define testing procedure for product
-------- ------------------------------------------------- ------------------------------------------------------
4        Assist in Installations                           Assist in local installations
-------- ------------------------------------------------- ------------------------------------------------------
5        Installation Scripts                              Define and develop installation scripts for
                                                           different deployment models (Server, Teller Client,
                                                           Kiosk Client)
-------- ------------------------------------------------- ------------------------------------------------------


Questions, Comments, Concerns
o Third party vendor costs may be incurred and billed directly to MCA from vendor
o        New revisions of the device could provide  patenting opportunities
o Any traveling costs will be expensed to iGames Entertainment/Money Centers of America
o Need fee schedules for CreditPlus and Swipe n Go. Combine Swipe N Go into this phase of development
o TCP/IP Based communication with leased lines/DSL/T1. Certification with Paymentech, Postilion or other providers via IP servers required
o        ACH policy and implementation to be defined
o        Source new devices for Pinpad and touch screen
o        Integrate/Implement Help Desk system


Estimated Project Time
o        10-12 Months